UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 9, 2005

                           BOK FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)



         Oklahoma                       000-19341              73-1373454
         --------                       ---------              ----------
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)


  Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
                    (Address of principal executive offices)

                         Registrant's telephone number,
                              including area code:
                                 (918) 588-6000

               _____________________N/A___________________________

          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 502(b).  Departure of Directors.

In a letter to Mr. George Kaiser, Chairman of BOK Financial Corporation ("BOKF"), dated February 9, 2005, Mr. Luke Corbett, a current director of BOKF, respectfully declined his nomination to be elected as a director at the BOKF 2005 Annual Meeting of Shareholders. Mr. Corbett indicated that with the advent of the Sarbanes-Oxley Act and related rulemaking, the time commitment required of outside directors of public companies has increased significantly. Further, various governance advocates had expressed concerns about current CEO's serving on more than two outside boards and have advised that they intend to vote against CEO's that do so. In light of Mr. Corbett's continuing responsibilities as Chairman and Chief Executive Officer of Kerr-McGee Corporation and his duties as a director of two other publicly held companies, Mr. Corbett elected not to stand for election to BOKF's board of directors.




                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         BOK FINANCIAL CORPORATION


                                         By:  /s/  Stanley A. Lybarger
                                              --------------------------------
                                         Stanley A. Lybarger
                                         Director, President and
                                         Chief Executive Officer
Date:  February 14, 2005